MacDermid Incorporated Announces
Signing of Merger Agreement
DENVER, COLORADO
DECEMBER 15, 2006
FOR IMMEDIATE RELEASE

MacDermid Stockholders to Receive Cash of $35 Per Share in $1.3 Billion Transaction Led by Court Square Capital Partners

(Denver, CO – December 15, 2006) — MacDermid, Incorporated (NYSE: MRD), a specialty chemical manufacturer located in Denver, Colorado, announced today that it has signed a definitive merger agreement under which Daniel H. Leever, its Chairman and Chief Executive Officer, and investment funds managed by Court Square Capital Partners and Weston Presidio will acquire MacDermid in a transaction valued at over $1.3 billion, including the assumption or repayment of approximately $301 million of debt. Joseph Silvestri, managing partner of Court Square Capital Partners, is a director of MacDermid and is involved in the merger.

Under the terms of the agreement, MacDermid stockholders will receive $35.00 in cash for each share of MacDermid common stock they hold. The purchase price represents a premium of approximately 21 percent over $28.82, the closing price on September 1, 2006, the last trading day before the Investor Group made its proposal to acquire MacDermid, and approximately 28 percent over the 30 day average closing price leading up to that date.

The Board of Directors of MacDermid, on the unanimous recommendation of a Special Committee comprised entirely of independent directors, has approved the merger agreement and has resolved to submit it to MacDermid’s stockholders for their approval.

The transaction is expected to be completed in the first half of 2007, subject to receipt of MacDermid stockholder approval and regulatory approvals, as well as satisfaction of other customary closing conditions.

Mr. Leever said, “We are proud to partner with Court Square and Weston Presidio, each of which has an outstanding reputation and proven records of success. They are committed to working with us in continuing to build MacDermid and provide long-term solutions that deliver value to our customers. They understand our business, share our mindset, and have expressed an interest in investing additional capital to further fund the business and acquisitions. They will be strong partners moving forward.”

Commenting further on the transaction, Mr. Leever said, “Our success is driven by the ongoing efforts of our 2,900 employees around the world. I want to thank them for their efforts and assure them we will remain true to our corporate philosophy. We will continue to focus on sustaining profitable growth by delivering outstanding products to customers.”

The transaction will be financed through a combination of equity contributed by Mr. Leever and investment funds managed by Court Square Capital Partners and Weston Presidio, and debt financing provided by Credit Suisse Securities (USA) LLC. There is no financing condition to the obligations of the group of investors led by Mr. Leever to consummate the transaction.

Mr. Silvestri said, “Court Square is pleased to have the opportunity to invest alongside Dan Leever and the management team at MacDermid, all of whom we have known for a very long time. We believe the Company is extremely well positioned to continue to grow both internally and externally.”

Merrill Lynch & Co. is acting as financial advisor to the Special Committee and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to the Special Committee. Merrill Lynch has delivered a fairness opinion to the Special Committee.

Credit Suisse is acting as financial advisor to the private equity investors and Dechert LLP is acting as legal advisors to the private equity investors and Mr. Leever.

About MacDermid

MacDermid is a leading worldwide manufacturer of specialty chemical processes for the metal and plastic finishing, electronics and graphic arts industries with operating facilities in 20 countries. MacDermid manufactures the following products: (1) chemical-based products used to decorate and protect metals and plastics; (2) specialty chemicals used to manufacture complex printed circuit boards; (3) lubricants and cleaning agents for the oil drilling and production industry; and (4) image transfer supplies for the commercial printing, newspaper and packaging industries. Established in 1922 in Waterbury, Connecticut, MacDermid now maintains its principal executive offices in Denver, Colorado and employs 2,900 people worldwide. Learn more at the company’s Web site, www.macdermid.com.

About Court Square Capital Partners

Court Square Capital Partners is a private equity firm with offices in New York and London. Court Square Capital Partners manages investment funds with over $6 Billion of assets including Citigroup Venture Capital Equity Partners and Court Square Capital Partners II.

About Weston Presidio

Weston Presidio formed in 1991, provides growth capital to companies across a wide range of industries. Weston Presidio has raised over $3.3 billion in capital through five investment funds and provided capital to over 300 leading growth companies.

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,”

“believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against MacDermid and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in MacDermid’s SEC filings, copies of which may be obtained by contacting MacDermid’s investor relations department via its website www.macdermid.com. Many of the factors that will determine the outcome of the subject matter of this press release are beyond MacDermid’s ability to control or predict.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, MacDermid will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by MacDermid at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from MacDermid by directing such request to MacDermid, Incorporated, Investor Relations, 1401 Blake Street, Denver, Colorado 80202, telephone (720)479-3062.

MacDermid and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of MacDermid’s participants in the solicitation, which may be different than those of MacDermid stockholders generally, is set forth in MacDermid’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

Website: http://www.macdermid.com
MacDermid, Incorporated

NYSE - MRD
CUSIP 554273 10 2

December 15, 2006

This report and other Corporation reports and statements describe many of the positive factors affecting the Corporation’s future business prospects. Investors should also be aware of factors that could have a negative impact on those prospects. These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; technical difficulties which may arise with new product introductions; and the difficulty of forecasting sales at certain times in certain markets.